                                  EXHIBIT 10.1

                                 LEASE AGREEMENT

      THIS LEASE AGREEMENT is made as of the 13th day of August, 1996, by and between, Professors Fund I, L.P., Managing Agent for All Spectrum Services, Inc. ("Landlord") and IDEC Pharmaceuticals Corporation, a California corporation ("Tenant"), who agree as follows:

                             ARTICLE 1. DEFINITIONS

      As used herein, the following terms shall have the following meanings:

      1.1 Premises: Approximately 44,754 square feet, consisting of the entire Building (which term is defined in Article 2 hereof) located at 3030 Callan Road, San Diego, California as depicted on Exhibit A attached hereto and incorporated herein and shall include (1) the exclusive use of the loading dock shown on Exhibit A and (2) the non-exclusive right to use the Common Areas. The term "Common Areas" is defined as all areas and facilities outside the Premises and within the exterior boundary line of the Project that are provided and designated by Landlord from time to time for the general non-exclusive use of Landlord, Tenant and other tenants of the Project and their respective employees, suppliers, shippers, customers and invitees, including parking areas, trash areas, roadways, sidewalks, walkways, parkways, driveways and landscaped areas, if any.

      1.2 Property and Project: The real property on which the Building is located as described in Exhibit "A-1" attached hereto and incorporated herein. The Project shall consist of the Property, the Building and the building located at 3020 Callan Road containing approximately 46,172 square feet.

      1.3 Term: Seven (7) years commencing on the Commencement Date.

      1.4 Basic Rent: Shall refer to a monthly amount of $42,516.30 during the first twelve (12) months of the Lease Term, which is subject to adjustments as set forth in Article 4 hereof.

      1.5 Initial Direct Operating Expenses: Tenant shall pay its Pro-Rata Share of Direct Operating Expenses pursuant to Section 4.3 below.

      1.6 Tenant's Pro-Rata Share: 49.22% which percentage represents the proportion that the number of approximate square feet of the Premises bears to the total number of square feet of the Project (44,754 square feet/90,926 square feet in the Project).

      1.7 Commencement Date: November 15, 1996

      1.8 Security Deposit: $42,516.30

      1.9 Permitted Use: Uses allowed by the City of San Diego Scientific Research Zoning Ordinance in effect as of the date of this Lease as the same may be modified from time to time, but excluding any retail or restaurant use, and for no other use or purpose.

      1.10 Tenant's Notice Address: For purposes of Article 19 of this Lease shall be

            11011 Torreyana Road
            San Diego, CA  92121
            Attn: General Counsel
                  and V.P. Finance

      With a copy to:

            Todd Anson, Esq.
            Brobeck, Phleger & Harrison
            550 West C Street
            Suite 1200
            San Diego, CA  92101

      1.11 Lease: Shall collectively refer to this Agreement of Lease together with the following Exhibits and Addenda, attached hereto and incorporated herein by this reference:

            Exhibit A:                    Project Site Plan
            Exhibit A-1:                  Property Legal Description
            Exhibit B:                    Rules and Regulations

      1.12 Broker: Landlord and Tenant recognize that John Burnham & Company represents Tenant and Colliers International represents the Landlord.

                               ARTICLE 2. PREMISES

      Subject to the terms, provisions and conditions of this Lease, Landlord hereby leases to Tenant, and Tenant hereby takes and hires from Landlord, the Premises located in Landlord's building located at 3030 Callan Road, San Diego, California ("Building"). The location of the Building is more particularly shown on the attached Exhibit A.

                                 ARTICLE 3. TERM

      3.1 Term: The term of this Lease ("Term") shall be for the period specified in Section 1.3 hereof plus any fraction of a calendar month between the Commencement Date (hereinafter defined) and the first day of the first full calendar month of the Term.


      3.2 Commencement Date: The Commencement Date shall be November 15, 1996. Prior to the Commencement Date, Tenant may enter the Premises to construct the Tenant Improvements in accordance with Article 6 and for related purposes authorized by this Lease. Such early entry shall be subject to all of the terms and conditions of this Lease other than the obligation to pay Rent (as defined below). Without limiting the foregoing, Tenant shall provide to Landlord prior to such entry evidence of insurance required to be maintained by Tenant pursuant to this Lease.

                                 ARTICLE 4. RENT

      From and after the Commencement Date, Tenant agrees to pay Landlord, in advance, on the first day of each and every calendar month during the Term, the Basic Rent, together with rental adjustments as defined below. Such rent for any fraction of a month at the beginning or end of the Term will be prorated and paid at the Commencement Date. Payment of all such rent and other charges shall be without offset, deduction or demand, shall be in lawful money of the United States of America and shall be made to Landlord at the following address, or at such place Landlord may direct from time to time by written notice to Tenant:

                              Professors Fund I, L.P.
                              as Managing Agent for
                              All Spectrum Services, Inc.
                              Attn: Elizabeth J. Clarquist
                              6170 Cornerstone Court East, Suite 140
                              San Diego, CA 92121

Such rent and other charges shall include the following:

      4.1 Basic Rent: Subject to annual increases pursuant to Section 4.2 below, Tenant agrees to pay Landlord on the first day of each month Basic Rent in the amount specified in Section 1.4 hereof. Tenant shall pay to Landlord, immediately upon execution of this Lease (in addition to the Security Deposit required pursuant to Section 4.7 below), the sum of one (1) month's prepaid Basic Rent which shall be applied to the first full calendar month of the Term for which payment of Basic Rent is due. Notwithstanding the foregoing, Landlord will provide Tenant with ten (10) months of conditional rent abatement such that Basic Rent shall be abated in full during the second through sixth full calendar months of the Term and during the thirteenth through seventeenth full calendar months of the Term ("Free Rent Periods"). During the Free Rent Periods, Tenant shall be responsible for payment of Direct Operating Expenses Rent. If, during the Free Rent Periods, Tenant defaults under this Lease and fails to cure such default within any applicable notice and/or cure period set forth herein, the Free Rent Period shall thereupon terminate, and Tenant shall immediately commence paying the full amount of Basic Rent under this Lease. In addition, if at any time during the Term, Tenant defaults under this Lease and fails to cure such default within any applicable notice and/or cure period set forth herein and Landlord terminates this Lease as a result of such uncured default, then the unamortized portion of all Basic Rent conditionally forgiven during the Free Rent Periods shall become immediately due and payable upon such termination. The "unamortized portion" of the conditionally forgiven Basic Rent shall be an amount equal to (a) the amount of conditionally forgiven Basic Rent multiplied by (b) a fraction, the numerator of which is 74 months minus the number of months that Tenant has actually paid the full amount of Basic Rent due to Landlord, and the denominator of which is 74 months. For example, if Tenant actually pays the full amount of Basic Rent for 20 months, then Tenant shall repay to Landlord 72.97 percent of the conditionally forgiven Basic Rent (54 months divided by 74 months).

      4.2 Annual Increase of Basic Rent: Commencing on the first day of the thirteenth (13th) calendar month immediately following the Commencement Date, the remaining Term of the Lease shall be divided into consecutive one year periods (each of which, including the initial twelve (12) calendar months of the Term, shall be referred to as "Lease Year"). The Basic Rent provided in Section
4.1 above, shall be increased on the first day of each such Lease Year (i.e., on the first day of the thirteenth (13th), twenty-fifth (25th), thirty-seventh
(37th), etc., months following the Commencement Date) or, if the Commencement Date is the first day of a calendar month, on each anniversary of the Commencement Date ("Adjustment Date"). Each such increase shall be as follows:

            ---------------------------------------------------------
                      Months                 Monthly Basic Rent
            ---------------------------------------------------------
                      13 - 24                    $44,216.95
            ---------------------------------------------------------
                      25 - 36                    $45,985.63
            ---------------------------------------------------------
                      37 - 48                    $47,825.05
            ---------------------------------------------------------
                      49 - 60                    $49,738.06
            ---------------------------------------------------------
                      60 - 72                    $51,727.58
            ---------------------------------------------------------
                      73 - 84                    $53,796.68
            ---------------------------------------------------------

                  (i) The increase in Basic Rent provided by this Section 4.2 shall be in addition to Direct Operating Expenses Rent increases provided in
Section 4.3. All references in this Lease to Basic Rent shall include any increase in Basic Rent.

      4.3 Direct Operating Expenses Rent.

            (a) From and after the Commencement Date, Tenant agrees to pay to Landlord, as additional rent, Tenant's Pro-Rata Share of Direct Operating Expenses (hereinafter defined) incurred by Landlord ("Direct Operating Expenses Rent"). Tenant shall pay to Landlord, Tenant's Direct Operating Expenses Rent pursuant to the following procedures:

                  (i) Landlord shall provide to Tenant a good faith estimate of the annual Direct Operating Expenses and the total amount of annual Direct Operating Expenses Rent with respect to each calendar year of the Term. Landlord shall use reasonable efforts to provide each such estimate to Tenant at least thirty (30) days prior to the end of the calendar year;

                  (ii) Each estimate of total annual Direct Operating Expenses Rent determined by Landlord pursuant to this Section , shall be divided into twelve (12) equal monthly installments. Tenant shall pay to Landlord such monthly installment of Direct Operating Expenses Rent with each monthly payment of Basic Rent pursuant to Section 4.1 above. In the event the estimated amount of Direct Operating Expenses Rent has not yet been determined for any calendar year, Tenant shall pay the monthly installment in the estimated amount determined for the preceding calendar year until the estimate for the current calendar year has been provided to Tenant, at which time Tenant shall, within thirty (30) days following receipt of the notice pay to Landlord any existing shortfall and, thereafter, make the monthly installment payment in accordance with the current estimate;

                  (iii) As soon as reasonably possible following the end of each calendar year of the Term, other than the end of any partial calendar year, but generally no later than sixty (60) days after the end of the calendar year, Landlord shall determine and provide to Tenant a statement of the amount of Direct Operating Expenses actually incurred and the amount of Direct Operating Expenses Rent payable by Tenant with respect to such calendar year, or portion thereof, for any partial calendar year. In the event the amount of such Direct Operating Expenses Rent exceeds the sum of the monthly installments actually paid by Tenant, pursuant to Section 4.3(a)(ii) above, for such calendar year, Tenant shall pay to Landlord within fifteen (15) days after receipt of Landlord's written demand accompanied by the final statement, the difference. In the event the sum of such installments exceeds the amount of Direct Operating Expenses Rent actually due and owing, the difference shall be applied as a credit to Direct Operating Expenses Rent payable by Tenant pursuant to Section 4.3(a)(ii). In no event shall the adjustment of Direct Operating Expenses Rent decrease the amount of Basic Rent due and payable to Landlord under this Lease. In the case of an overpayment for the final full or partial calendar year of the Term, Landlord shall refund the overpayment to Tenant within thirty (30) days after the end of the Term provided that Tenant is not then in default.

            (b) For purposes of this Section, the following terms shall have the following prescribed meanings:

                  (i) The term "Project" means the Project as defined in Article 1, and the parking areas and other structures and common areas servicing the Project, and the Property upon which the Project and parking area such other structures and common areas are located.

                  (ii) The term "Direct Operating Expenses" as used herein means all actual operating costs and expenses (without overhead or profit to Landlord other than the management fee described below) associated with the operation and maintenance of the Project, exterior landscaping for the Project and such additional facilities as are now in use or in subsequent years may be determined by Landlord to be reasonably desirable. All Direct Operating Expenses shall be determined in accordance with generally accepted accounting principles, consistently applied. Direct Operating Expenses shall include, by way of illustration, but not limitation, the following:

                        (1) Reasonable wages and salaries of all employees in the proportion that such employees are engaged in operating and maintenance or security of the Project, including taxes, insurance and benefits relating thereto, and the reasonable rental value of the Project office.

                        (2) All supplies and materials used in operation and maintenance or security of the Project.

                        (3) Actual costs of all utilities (other than electricity not utilized for common areas), including surcharges of the Project (including the cost of water, sewer, gas, power, heating, lighting, air conditioning and ventilating for the Project).

                        (4) Costs of all maintenance and service agreements for the Project, and equipment therein, including, but not limited to, common area utility and maintenance charges (including, but not limited to, assessments or contributions to maintenance associations or special benefit districts); security and energy management services; window cleaning; road, sidewalk, driveways and parking facility maintenance or cleaning; and elevator maintenance.

                        (5) Cost of all insurance relating to the Project, including the cost of casualty and liability insurance applicable to the Project together with Landlord's personal property used in connection therewith, but excluding the cost of any earthquake insurance coverage during the period that the Landlord is Professors Fund I, L.P., as Managing Agent for Spectrum Services, Inc. Any successor Landlord may include the cost of earthquake insurance as a Direct Operating Expense at any time after the first thirty six
(36) months of the Term if (a) such successor Landlord is required to maintain earthquake insurance on the Premises by its lender or (b) if it is prudent for owners of similar buildings in the San Diego area to maintain earthquake insurance provided that Tenant's Pro-Rata Share of the premiums for such insurance shall not exceed Twelve Thousand Dollars ($12,000.00) per year during the initial Term.

                        (6) Costs of repairs and general maintenance (excluding repairs and general maintenance paid by proceeds of insurance or by Tenant or other third parties).

                        (7) A management fee for the manager of the Project not to exceed three and one-half percent (3.5%) of Basic Rent. During the initial seven (7) year Term, the management fee shall not exceed $17,856.85 per year.

                        (8) The costs of any additional services not provided to the Project at the Commencement Date but thereafter provided by Landlord in prudent management of the Project or at the direction of or resulting from statutes or regulations, or interpretations thereof, promulgated by any governmental authority in connection with the use or occupancy of the Project that was not applicable when such improvements were originally constructed.

                        (9) The costs of any capital improvements or alterations made to the Project after the Commencement Date that reduce other operating expenses or are required at the direction of or resulting from, statutes, ordinances, rules or regulations, or interpretations thereof, promulgated by any governmental authority in connection with the use or occupancy of the Project that were not applicable when such improvements were originally constructed, such cost thereof to be amortized over the useful life of the improvement in accordance with generally accepted accounting principles, together with interest on the unamortized balance at the rate of ten percent (10%) per annum or such higher rate as may be paid by Landlord on funds borrowed for the purpose of constructing said capital improvements.

                        (10) All taxes, special taxes, assessments and similar impositions levied on the Project (including, without limitation, the land upon which it is located), including, but not limited to, real property taxes and assessments, and personal property taxes and assessments on all personal property of Landlord used in connection with the maintenance and operation of the Project and the reasonable costs incurred by Landlord in contesting, in good faith and by appropriate proceedings the amount or validity of any such tax or assessment.

      Direct Operating Expenses shall exclude the following:

                        (1) Real estate taxes levied on or with respect to any parking garage or facility included in the Project, or any personal property taxes payable by Tenant or by other tenants of the Project;

                        (2) Repairs or other work occasioned by fire, windstorm or other casualty (except for the cost of such repairs or other work that relates to the deductible portion of the insurance policy covering such casualty) or by the exercise of the right of eminent domain;

                        (3) The cost of repairing any defects in the design, materials or workmanship of the Premises, Building or the Project to include foundation and structural components of the walls and roof, unless caused by Tenant in which case Tenant shall be responsible for such cost;

                        (4) Leasing commissions, accountants' or attorneys' fees, costs and disbursement and other expenses incurred in connection with proposals, negotiations, or disputes with tenants or other occupants or prospective tenants or other occupants, or associated with the enforcement of any leases, disputes with contractors, or the defense of Landlord's title to or interest in the Premises or the Project or any part thereof;

                        (5) Costs (including permit, license and inspection fees) incur-red in constructing tenant improvements or decorating, painting or redecorating space for other tenants or other occupants or vacant rentable space;

                        (6) Depreciation and amortization of the Building;

                        (7) Interest on debt or amortization payments on any mortgages or deeds of trust or any other borrowings;

                        (8) Advertising and promotional expenditures;

                        (9) Damage and repairs necessitated by the negligence or willful misconduct of Landlord or Landlord's, employees, contractors or agents;

                        (10) Executive salaries or salaries of service personnel to the extent that such service personnel perform services other than in connection with the management, operation, repair or maintenance of the Premises, the Project or the Common Areas;

                        (11) Costs or fines arising from Landlord's violation of any governmental rule or authority;

                        (12) Costs exceeding those reasonably obtainable by a reasonably prudent owner;

                        (13) Costs arising from Landlord's charitable or political contributions;

                        (14) Costs incurred to test, survey, cleanup, contain, abate, remove or otherwise remedy Hazardous Substances(as defined in Article 37) from the Premises; and

                        (15) Costs to replace the existing coolant in the Building's air conditioning system for the first time during the Term, provided that subsequent replacements shall be included in Direct Operating Expenses.

            (c) Tenant shall have the right to audit Landlord's books and records relating to Direct Operating Expenses, provided that any audit of Direct Operating Expenses for any calendar year must be commenced within three (3) years after the end of such calendar year and that Tenant may not audit the books and records relating to any calendar year more than once. Tenant shall be solely responsible for all costs and expenses of any audit unless the audit shows that

Tenant was overcharged for Direct Operating Expenses by more than five percent (5%), in which event Landlord shall pay Tenant's reasonable out of pocket costs and expenses of the audit; provided, however, that Landlord shall have the right to contest the results of the audit in good faith.

      4.4 Additional Rent. Tenant shall pay to Landlord as additional rent ("Additional Rent") and without notice, abatement, deduction or set off, all sums, costs and expenses which Tenant, in any of the provisions of this Lease, assumes or agrees to pay, including, but not limited to, tenant improvement work, whether or not any of such sums, costs and expenses are specifically described in this Lease as Additional Rent. In the event of any non-payment of Additional Rent when required under this Lease, the Landlord shall have (in addition to all other rights and remedies) all the rights and remedies provided herein or by law in the case of non-payment of Basic Rent and Direct Operating Expenses Rent. All references in this Lease to Rent shall mean and collectively refer to Basic Rent, Direct Operating Expenses Rent and Additional Rent.

      4.5 Late Charges. Tenant's failure to pay Basic Rent and Tenant's Pro-Rata Share of Direct Operating Expenses promptly on the first day of each month may cause Landlord to incur unanticipated costs, the exact amount of which are impractical or extremely difficult to ascertain. Such costs may include, but are not limited to, processing and accounting charges and late charges which may be imposed on Landlord by any ground lease, mortgage or trust deed encumbering the Building. Therefore, if Landlord does not receive any Rent payment within five
(5) days after it becomes due, and if such failure continues for three (3) days after notice (which may be given by telephone or facsimile) thereof to Tenant, Tenant shall pay Landlord a late charge equal to five percent (5%) of the overdue amount, provided that if Tenant is more than five (5) days late in the payment of any Rent more than a total of five (5) times during the Term, then such late charge shall apply to any payment of Rent not made within five (5) days after the due date without the requirement of any notice. Notwithstanding the foregoing, only late payments of Basic Rent and Tenant's Pro-Rata Share of Direct Operating Expenses shall be subject to a late charge. The parties agree that such late charge represents a fair and reasonable estimate of the costs Landlord will incur by reason of such late payment.

      4.6 Interest. Any amount owed by Tenant to Landlord which is not paid when due shall bear interest at the rate of twelve percent (12%) per annum from the due date of such amount; provided, however, if Tenant pays any Basic Rent or Tenant's Pro-Rata Share of Direct Operating Expenses prior to the date that a late charge becomes due under Section 4.5, then no interest shall be due on such payment. However, interest shall not be payable on late charges to be paid by Tenant under this Lease. The payment of interest on such amounts shall not excuse or cure any default by Tenant under this Lease. If the interest rate specified in this Lease is higher than the rate permitted by law, the interest rate is hereby decreased to the maximum legal interest rate permitted by law.

      4.7 Security Deposit. Tenant shall pay to Landlord, immediately upon execution of this Lease, the Security Deposit, which shall be held by Landlord as security for the faithful performance by Tenant of all of the terms, covenants and conditions of this Lease to be kept and performed by Tenant during the Term hereof. If Tenant defaults with respect to any provision of the Lease, including but not limited to, the provisions relating to the payment of Rent, Landlord may (but shall not be required to) use, apply or retain all or any part of the Security Deposit for the payment of any Rent or any other sum in default, or for the payment of any other amount which Landlord may spend or become obligated to spend by reason of Tenant's default or to compensate Landlord for any other loss or damage which landlord may suffer by reason of Tenant's default. If any portion of the Security Deposit is so used or applied, Tenant shall, upon demand therefor, deposit with Landlord cash, in an amount sufficient to restore the Security Deposit to its original amount and Tenant's failure to do so shall be a material breach of this Lease. Landlord shall not be required to keep the Security Deposit separate from its general funds, and Tenant shall not be entitled to interest on the Security Deposit. If Tenant shall fully and faithfully perform every provision of this Lease to be performed by it, the Security Deposit or any balance thereof shall be returned to Tenant at the expiration of the Term, provided that Landlord may retain the Security

Deposit until such time as any amount due from Tenant in accordance hereof has been determined paid in full.

                                 ARTICLE 5. USE

      5.1 Permitted Use. Tenant may use the Premises solely for the Permitted Use and for no other use without the written consent of Landlord, which shall not be unreasonably withheld or delayed.

      5.2 Compliance with Laws. Tenant shall comply with all laws, ordinances, rules and regulations pertaining to the use of the Premises and/or Building or the Tenant Improvements constructed by Tenant, including all requirements of the Americans With Disabilities Act ("ADA") triggered by construction of the Tenant Improvements and affecting the interior portions of the Premises, except that Landlord agrees to pay fifty percent (50%) of the cost to bring the stairwell within the building located at 3020 Callan Road into compliance with the ADA and Landlord shall comply with the requirements of the ADA affecting the exterior of the Premises up to and including the front door and door threshold as provided in Section 6.1 below. Landlord shall comply with all laws, ordinances, rules and regulations pertaining to the roof, exterior walls or foundation of the Building. Tenant shall not do or permit anything to be done in or about the Premises which will, in any way, obstruct or interfere with the rights of other tenants or occupants of the Building, or injure them, or allow the Premises to be used for any immoral or unlawful purpose, nor shall Tenant cause, maintain or permit any nuisance in, on or about the Premises. Tenant agrees to abide by all reasonable rules and regulations established by Landlord from time to time with respect to the Building provided they do not conflict with this Lease. A copy of the rules and regulations in existence on the date of this Lease is attached hereto as Exhibit "B", but Landlord reserves the right to reasonably and in a non-discriminatory manner amend the rules and regulations at any time by giving notice of amendment to Tenant, if Landlord determines such amendments to be in the best interest of the Building and its tenants. Landlord shall enforce the rules and regulations in a non-discriminatory manner.

      5.3 Insurance Use Requirements. Tenant shall neither use nor occupy the Premises in any manner, nor commit or omit any act, which would result in a cancellation or reduction of any insurance or increase in premiums on any insurance policy covering the Premises, or the property or Building. Landlord shall provide notice to Tenant of any changes in insurance as a result of Tenant's act or omission promptly after Landlord learns of such changes, at which time Tenant shall pay any increased insurance costs incurred by Landlord as of such date and shall either modify such use or occupancy to the extent necessary to avoid any increase in premiums or pay any increase in premiums as a result of its use or occupancy. Tenant shall, at its expense, comply with all requirements of any insurer pertaining to use of the Premises and any other requirement which are reasonably necessary for the maintenance of economic and proper fire, liability and other insurance desired to be carried by Landlord.

                     ARTICLE 6. IMPROVEMENTS TO THE PREMISES

      6.1 As-Is Condition. Landlord will lease the Premises to Tenant in its "As-Is" condition without any improvements, representations or warranties, except that Landlord shall, at its expense, ensure that all plumbing, electrical and mechanical and other building systems serving the Premises will be in good working order on the Commencement Date and that the Premises will comply with all governmental codes and regulations, including requirements of the ADA, but only to the extent applicable to general use of the Premises and not to any specific use of Tenant, and, except as provided in Section 5.2 above, excluding any requirements affecting the interior of the Premises triggered by construction of the Tenant Improvements (as defined below) by Tenant. Landlord warrants that the HVAC system shall be in good working order for two months after the Commencement Date.

      6.2 Tenant Improvements. Except as specifically provided in Section 6.1, any improvements to the Premises required or desired by Tenant ("Tenant Improvements") shall be constructed at Tenant's sole cost and expense, including the cost of space planning, construction documents, permits and fees. All plans and specifications for the Tenant Improvements shall be subject to the prior written approval of Landlord, which approval shall not be unreasonably withheld or delayed. Tenant acknowledges and agrees that Landlord agreed to lease the Premises to Tenant at the Basic Rent stated herein and to provide Tenant with the Free Rent Periods based on Tenant's agreement to expend at least a minimum amount of funds on Tenant Improvements. Accordingly, Landlord shall have the right to review and approve a description of the Tenant Improvements to be constructed by Tenant, which approval shall not be unreasonably withheld or delayed. Unless Landlord and Tenant otherwise agree in writing, all Tenant Improvements shall be the property of Landlord. All Tenant Improvements shall be performed in accordance with Sections 7.3 and 7.4 below. Landlord shall receive copies of all building permits relating to the Tenant Improvements.

            ARTICLE 7. MAINTENANCE, REPAIR AND ALTERATION OF PREMISES

      7.1 Maintenance. By taking possession of the Premises, Tenant shall be deemed to have accepted the Premises as being in good, sanitary order, condition, and repair. Tenant shall, at Tenant's sole cost and expense, keep and maintain the interior, non-structural portions of the Premises and every part thereof in good condition and repair, ordinary wear and tear excepted, including, without limitation, maintenance and repair of the heating, ventilation and air conditioning system but excluding any capital improvements that are Landlord's responsibility. Except as specifically provided in Section
6.1 of this Lease, Landlord shall have no obligation whatsoever to alter, remodel, improve, repair, decorate or paint the interior of the Premises or any part thereof, and the parties hereto affirm that Landlord has made no representations to Tenant respecting the condition of the Premises or the Building.

      7.2 Repairs. Notwithstanding the provisions of Section 7.1 above, Landlord, as a Direct Operating Expense (subject to the exclusions set forth in Section 4.3 above), shall repair and maintain the water cooling tower serving the Project, fire and life safety systems for the Building, the elevators in the Building, and the exterior and structural portions of the Building (which shall only consist of the roof, the foundation and the exterior walls) in good condition unless such maintenance and repairs are caused in part or in whole by the act, neglect, fault, or omission of any duty by the Tenant, its agents, servants, employees, contractors, licensees or invites, in which case Tenant shall pay Landlord the reasonable cost of such maintenance and repairs. Landlord shall not be liable for any such repairs or to perform any maintenance unless such failure shall persist for an unreasonable time after written notice of the need of such repairs or maintenance is given to Landlord by Tenant. In making such repairs, Landlord shall use reasonable efforts to minimize interference with Tenant's business and the interruption or reduction in services to Tenant. Except as provided in Article 13 hereof, there shall be no abatement of any item of Rent and no liability of Landlord by reason of any injury to or interference with Tenant's business arising from the making of any repairs, alterations, or improvements in or to any portion of the Building or the Premises or in or to fixtures, appurtenances, and equipment therein. Tenant waives the right to make repairs at Landlord's expense under any law, statute, or ordinance now or hereafter in effect. However, if Landlord fails to perform any repairs or maintenance required of Landlord under this Section 7.2, and such failure substantially interferes with Tenant's use and enjoyment of the Premises, then Tenant may provide written notice of such failure and of Tenant's intention to perform such repairs or maintenance. If Landlord does not commence such repairs and maintenance within thirty (30) days after delivery of Tenant's notice, and thereafter use reasonable due diligence to complete such repairs and maintenance, Tenant may complete such repairs and maintenance and may offset the reasonable costs and expenses incurred by Tenant to do so against Tenant's Pro-Rata Share of Direct Operating Expenses to the extent that such costs and expenses exceed the amount that would have been payable by Tenant as its Pro-Rata Share of Direct Operating Expenses had such repairs and maintenance been performed by Landlord.

      7.3 Alterations. Tenant shall not make any alteration, addition, or improvement to the Premises (whether structural or non-structure) other than non-structural alterations with a cost of less than $20,000 without the prior written consent of Landlord, which consent will not be unreasonably withheld or delayed. In the event Landlord gives its consent, such consent may be conditioned upon the requirement that Tenant (i) supply to Landlord, plans and specifications which must be approved by Landlord in writing prior to commencement of any work; and (ii) provide, prior to the commencement of any work, a lien free completion bond and insurance policies relating to such work in the forms and amounts reasonably satisfactory to Landlord. Any alteration, addition, or improvement for which Landlord gives its written consent shall be accomplished by Tenant in a good and workmanlike manner, in conformity with all applicable laws and regulations and by a contractor reasonably approved by Landlord. Upon completion of any such work, Tenant shall provide to Landlord "as-built" plans, copies, and proof of payment of all labor and materials. Tenant shall pay, when due, all claims for such labor and materials and shall give Landlord at least ten (10) days prior written notice of the commencement of any such work, whether or not Landlord's consent is required. Landlord may enter upon the Premises, in such case, for the purpose of posting appropriate notices, including, but not limited to, notices of non-responsibility.

      7.4 Liens. Tenant shall keep the Premises free from any liens arising out of any work performed, materials furnished, or obligations incurred by or for Tenant. In the event that Tenant shall not, within ten (10) days following the imposition of any such lien, cause the same to be released of record by payment or posting of a proper bond, Landlord shall have, in addition to all other remedies provided herein and by law, the right, but not the obligation, to cause the same to be released by such means as it shall deem proper, including payment of or defense against the claim giving rise to such lien. All sums paid by Landlord and all expenses incurred by it in connection therewith shall create automatically an obligation of Tenant to pay an equivalent amount as additional rent, which additional rent shall be payable by Tenant on Landlord's demand with interest at the maximum rate per annum permitted by law until paid.

      7.5 Condition on Termination. Upon the expiration, or sooner termination, of the Lease, Tenant shall surrender the Premises to Landlord, broom clean, and in the same condition as received, except for ordinary wear and tear which Tenant was not otherwise obligated to remedy, under any provision of this Lease. Except for Tenant Improvements approved by Landlord and installed in connection with the commencement of this Lease, Landlord may require Tenant to remove any alterations, additions or improvements made by Tenant prior to the termination of the Lease and to restore the Premises to its prior condition (i.e., the condition as of the Commencement Date), all at Tenant's expense; provided, however, that Tenant shall not be required to remove any alterations, additions or improvements consented to by Landlord unless Landlord informs Tenant when it gives consent that Tenant will be required to remove such items. All alterations, additions, and improvements which Landlord does not require Tenant to remove, including all of the Tenant Improvements, shall become Landlord's property and shall be surrendered to Landlord upon termination of the Lease. Except for the Tenant Improvements which shall remain the property of Landlord, Tenant may remove its alterations, additions and improvements to the Premises upon the expiration or earlier termination of the Term provided that Tenant promptly repairs any damage to the Premises caused by such removal.

                        ARTICLE 8. UTILITIES AND SERVICES

      8.1 Utilities and Services Furnished by Landlord. Provided Tenant is not in default hereunder, Landlord shall furnish air conditioning and heating services to the Premises. Such services shall be furnished between the hours of 7:00 a.m. and 7:00 p.m., Monday through Friday, and 7:00 a.m. to 1:00 p.m. on Saturday (legal holidays excluded) excepting electricity to the Premises which shall be furnished by Tenant. All of the foregoing utilities and services provided by Landlord shall be included in the Direct Operating Expenses. The common area electrical, air conditioning and heating services furnished by Landlord are not represented by Landlord to be adequate for any purpose other than the Permitted Use. It is acknowledged that the Landlord does not provide an uninterrupted source of electrical power and other services. Under no circumstance shall Landlord be liable to Tenant if any utility service to the Premises and/or Building is interrupted or terminated because of repairs, installations, improvements or causes beyond Landlord's reasonable control, nor shall any such interruption or termination be construed as an eviction (actual or constructive) of Tenant, nor entitle Tenant to an abatement of any item of Rent, nor relieve Tenant from fulfillment of any covenant or condition of this Lease. If any such interruption of utility service is caused by the negligence or willful misconduct of Landlord or its agents, contractors or employees, and if Tenant is not reasonably able to conduct its business from the Premises as a result of such interruption for more than three (3) business days, then Tenant shall have the right to full abatement of Rent for so long as such interruption continues after the end of such three (3) business day period and, if Tenant is so prevented from reasonably operating its business for more than one hundred eighty (180) days, Tenant shall have the right to terminate this Lease by delivering written notice of termination to Landlord at any time prior to the date that such utility service is restored. If Tenant so elects to terminate this Lease, such termination shall become effective thirty (30) days after delivery of Tenant's notice to Landlord unless the utility service is restored to the Premises within such thirty (30) day period. Services and utilities (including, but not limited to air conditioning) shall also be provided by Landlord, at an hourly rate established by Landlord from time to time, during additional hours on reasonable notice to Landlord, at Tenant's sole cost and expense, and payable by Tenant, as billed, as Additional Rent.

      8.2 Other Utilities and Services. Except as set forth in Sections 8.1 and 8.3, Tenant shall furnish and pay, at Tenant's sole expense, all electrical service inside the Premises, all special electrical and HVAC requirements, telephone, cable and other services which Tenant requires with respect to the Premises.

      8.3 Janitorial Services Provided by Tenant. Tenant shall be responsible for janitorial services for the Premises consistent with practices found in similar buildings.

                                ARTICLE 9. TAXES

      Tenant shall pay, prior to delinquency, all personal property taxes and license fees levied, assessed or imposed by reason of Tenant's use of the Premises, and all taxes on Tenant's personal property located on the Premises. Landlord shall pay all property taxes or assessment with respect to the Building, which shall be included in Direct Operating Expenses.

                 ARTICLE 10. LANDLORD'S RIGHT TO ALTER BUILDING

      10.1 Landlord's Right to Alter Building. Landlord reserves and shall, at any and all times, have the right to alter the Building (including, but not limited to, the parking areas and adjoining common areas) or add thereto, and may for the purpose erect scaffolding and all other necessary structures, provided that such actions do not unreasonably interfere with Tenant's use and enjoyment of the Premises. Landlord also reserves the right to install, use, maintain, repair and replace pipes, ducts, conduits, wires and appurtenant meters and equipment for service to other parts of the Building above the ceiling surfaces, below the floor surfaces, within the walls and in the central core areas, and to relocate any pipes, ducts, conduits, wires and appurtenant meters and equipment which are located within the Premises or outside the Premises, provided that such actions do not unreasonably interfere with Tenant's use and enjoyment of the Premises.

                                ARTICLE 11. SIGNS

      11.1 Landlord shall maintain, as a Direct Operating Expense, the monument sign for the Project. Landlord, at its sole cost and expense, shall remove the signage of American Residential Mortgage on the Building prior to the Commencement Date.

      11.2 Tenant shall not place or permit to be placed, any sign, advertisement, notice or other similar matter on the doors, windows, exterior walls, roof or other areas of the Premises and/or Building which are open to the view of persons in the common area of the Building or grounds, except in compliance with all applicable legal requirements and with the advance written consent of Landlord, which consent shall not be unreasonably withheld or delayed. If any sign, advertisement, notice or similar matter is improperly placed by Tenant, Landlord shall have the right to remove the same, and Tenant shall be liable for any and all expenses incurred by Landlord by the removal. Any signs, advertisement, notice or similar matter (including, but not limited to, directories and nameplates) approved by Landlord shall be at the sole cost and expense of Tenant, except as otherwise provided.

                  ARTICLE 12. LIABILITY INSURANCE AND INDEMNITY

      12.1 Tenant Insurance. Tenant, at its own expense, shall provide and keep in force with insurance companies authorized to do business in California having a Best's rating of at least "B+:VII" the following insurance policies:

            (a) Broad form commercial general liability insurance, or equivalent, written on an occurrence form against liability for bodily injury and property damage arising out of or in connection with the use, occupancy or maintenance by Tenant of the Premises (including, without limitation, personal injury coverage and contractual liability insurance specifically covering liability with respect to the indemnity described in section 12.4 below) in the amount of not less than Three Million Dollars ($3,000,000.00) in respect to injuries or death, and in the amount of not less than Three Hundred Thousand Dollars ($300,000.00) per occurrence in respect to damage to property;

            (b) Fire insurance with standard form extended coverage endorsement to the extent of at least one hundred percent (100%) of the full insurable value of the Tenant Improvements, other additions, alterations and improvements to the Premises installed at Tenant's expense, and all trade fixtures, fixtures, equipment and other personal property which may, from time to time, be located upon the Premises; and

            (c) Such other insurance as Tenant or Landlord or any beneficiary of any deed of trust encumbering the Building or the Property of which the Premises are a part, may from time to time, reasonably require, in form, amount and protecting against such risks as would be obtained by a prudent person.

      Each of the foregoing policies of insurance shall name the Landlord and any mortgagee as an additional insured. Tenant may maintain such insurance as part of blanket policies containing a "per project, per location" endorsement. Landlord makes no representation that the minimum insurance amounts specified above are adequate to protect Tenant, and the amount of insurance obtained by Tenant shall not limit Tenant's liability under this Lease. Tenant shall furnish Landlord with a certificate of such policy and certified copies of all required endorsements prior to taking possession of the Premises or occupying any part thereof and whenever requested shall satisfy Landlord that such policy is in full force and effect. Each policy shall be primary and non-contributing with any insurance carried by Landlord. Each policy shall further provide that it shall not be canceled or altered without thirty (30) days prior written notice to Landlord.

      12.2 Landlord Insurance. Landlord shall carry (i) "all risk" property damage insurance with respect to the Building on a full replacement cost basis,
(ii) commercial general liability insurance (or equivalent) on an occurrence basis and of the type and in the amounts as Landlord shall deem reasonably appropriate and (iii) such other reasonable and customary insurance with respect to the Building, that Landlord shall deem reasonably appropriate or that is required by Landlord's lender for the Project, including rental loss insurance covering rental losses that would occur if Tenant is entitled to abatement of Rent due to casualty, interruption of utility services and similar events. The cost of any such insurance shall be included in the Direct Operating Expenses. In addition, in the event Tenant fails to provide or keep in force any of the insurance as required pursuant to Section 12.1 above, Landlord, in its discretion, may provide such insurance, in which event, the cost thereof shall be payable by Tenant to Landlord, as Additional Rent on the first day of the calendar month immediately following demand therefor from Landlord. All insurance policies required to be maintained by Landlord shall be issued by insurance companies authorized to do business in California having a Best's rating of at least "B+:VII."

      12.3 Waiver of Liability of Landlord. Landlord shall not be liable to Tenant for any injury or damage that may result to any person or property by or from any cause whatsoever (including, without limiting the generality of the foregoing, injury or damage due to water leakage of any character from the walls, basement or other portion of the Premises or Building or caused by gas, fire, oil, electricity or any use whatsoever, in, on or about the Premises or Building or any part thereof, or theft), other than injury or damage resulting from the negligence or willful misconduct of Landlord or its agents, employees or contractors or Landlord's breach of this Lease.

      12.4 Indemnity by Tenant of Landlord. Tenant agrees to indemnify, hold Landlord and its agents, employees, affiliates, officers, directors and shareholders (collectively, the "Indemnitees") harmless from and defend Landlord and the Indemnitees against any and all claims, damages, costs, expenses (including attorneys' fees and costs incurred in connection therewith or to enforce this indemnity obligation) and liabilities for any injury or damage to any person or property whatsoever (i) occurring in, on or about the Premises or any part thereof, or (ii) occurring in, on or about any the Property (including, without prejudice to the generality of the term "Property", passageways or hallways) the use of which Tenant may have in conjunction with other tenants of the Building, when such injury or damage shall be caused in part or in whole, by the act, negligence or fault of, or omission of any duty with respect to the same by Tenant, its agents, servants or employees, except to the extent caused by the negligence or willful misconduct of Landlord or its agents, employees or contractors or by Landlord's breach of this Lease. In case any action, suit or proceeding is brought against Landlord and/or the Indemnitees for which Tenant is required to provide indemnity pursuant to this Section , Tenant, upon Landlord's request and at Tenant's sole cost and expense, will resist and defend such action, suit or proceeding or cause the same to be resisted and defended by counsel designated by Tenant and approved by Landlord, or counsel designated by the insurer whose policy covers the cost, claim, damage or liability. At Landlord's election, Landlord may select and employ counsel to resist and defend the action, suit or proceeding and Tenant will reimburse Landlord for any legal fees or costs incurred by Landlord in connection therewith. The obligations of Tenant under this section will survive the expiration or any termination of this Lease.

      12.5 Waiver of Subrogation. Landlord and Tenant agree to cause the insurance companies issuing their respective property insurance to waive any subrogation rights that those companies may have against Tenant or Landlord, respectively, as long as the insurance is not invalidated by the waiver. If the waivers of subrogation are contained in their respective insurance policies, Landlord and Tenant waive any right that either may have against the other on account of any loss or damage to their respective property to the extent that the loss or damage is insured under their respective insurance policies.

               ARTICLE 13. DAMAGE OR DESTRUCTION AND CONDEMNATION

      13.1 Duty to Restore. In the event the Premises or the Building of which the Premises are a part are destroyed or damaged as a result of any cause, then Landlord shall forthwith repair the same, provided the extent of the destruction or damage can be repaired within one (1) year after the date of damage or destruction and the insurance proceeds available to Landlord are adequate to complete such repairs. In the event the destruction of the Premises or the Building is to an extent that the estimated repair period exceeds one (1) year from the date of damage or destruction or such available insurance proceeds are not adequate, then Landlord shall have the option (i) to repair or restore such damage and this Lease will continue in full force and effect, except that Tenant shall be entitled to a proportionate reduction of Basic Rent while such repairs are being made, such proportionate reduction to be based upon the extent to which the making of such repairs shall materially interfere with the business carried on by Tenant in the Premises (provided, however, that if the damage is due to the fault or neglect of Tenant or its employees, there shall be no abatement of Basic Rent); or (ii) give notice to Tenant at any time within sixty
(60) days after such damage terminating this Lease as of the date of the damage or destruction. In the event of giving such notice, this Lease shall expire and all interest of the Tenant in the Premises shall terminate as of the date of the damage or destruction. Tenant shall have the right to terminate this Lease upon written notice delivered to Landlord no later than sixty (60) days after the date of such damage if (i) the estimated repair period exceeds one (1) year from the date of the damage or (ii) during the last twelve (12) months of the Term of this Lease, such estimated repair period exceeds ninety (90) days. In addition, Tenant may terminate this Lease if any such repairs are not completed within one
(1) year after the date of the damage by delivering written notice of termination to Landlord at any time prior to completion of the repairs, in which event this Lease shall terminate unless Landlord completes the repairs within thirty (30) days after the date Tenant's termination notice is delivered to Landlord.

      13.2 Exclusions from Duty to Restore. Notwithstanding anything to the contrary contained in this Article:

            (a) Landlord shall not have any obligation whatsoever to repair, reconstruct or restore the Premises when the damage resulting from any casualty covered under this article occurs during the last twelve (12) months of the term of this Lease or any extension thereof.

            (b) Landlord shall not be required to repair any damage by fire or other cause, or to make any repairs or replacements of any panels, decoration, office fixtures, railings, floor covering, partitions, or any other property installed in the Premises by Tenant.

            (c) Tenant shall not be entitled to any compensation or damages from Landlord for loss of the use of the whole or any part of the Premises. Tenant's personal property or any inconvenience or annoyance occasioned by such damage, repair, reconstruction or restoration.

      13.3 Total Taking. If the whole of the Premises or so much thereof as to prevent Tenant from reasonably operating its business within the balance of the Premises shall be taken under power of eminent domain, this Lease shall automatically terminate as of the date of such condemnation, or as of the date possession is taken by the condemning authority, whichever is earlier. If a partial taking prevents Tenant from reasonably operating its business within the balance of the Premises, Tenant shall give written notice thereof to Landlord within thirty (30) days of the taking. No award of any partial or entire taking shall be apportioned and Tenant hereby assigns to Landlord any award which may be made in such taking or condemnation, together with any and all rights of Tenant now or hereafter arising in or to the same or any part thereof; provided, however, Tenant shall be entitled to any award made to Tenant for the taking of personal property and fixtures belonging to Tenant or for Tenant's relocation costs or business interruption compensation.

      13.4 Partial Taking. In the event of a partial taking of the Premises which does not result in a termination of this Lease pursuant to Section 13.3, rent shall be abated, effective as of the date possession of the Premises is required to be surrendered, in proportion to the part of the Premises that Tenant cannot reasonably use to operate its business within the Premises. Landlord shall restore the portion of the Premises remaining usable to as near its former condition as reasonably possible using that portion of the condemnation award attributable to such restoration costs.

      13.5 Temporary Taking. No temporary taking of the Premises and/or of Tenant's rights therein or under this Lease shall terminate this Lease or give Tenant any right to any abatement of rent hereunder. Any award made to Tenant by reason of any such temporary taking shall belong entirely to Tenant and Landlord shall not be entitled to share therein.

      13.6 Sale. A sale by Landlord to any authority having the power of eminent domain, either under threat of condemnation or while condemnation proceedings are pending, shall be deemed a taking under the power of eminent domain for all purposes under this Article 13.

      13.7 Waiver. Tenant hereby waives any right under any statutes, ordinances, court decisions or other application law, whether existing now or in the future, to terminate this Lease following any taking, condemnation, damage or destruction of the Premises and/or the Building.

                          ARTICLE 14. DEFAULT BY TENANT

      14.1 Remedies Upon default. Tenant agrees that (i) if Tenant fails to make a payment of any item of Rent and such failure continues for a period of five
(5) days after written notice thereof; or (ii) if Tenant fails to faithfully perform or observe any other agreement and such failure continues for a period of thirty (30) days after written notice thereof; unless Tenant commences to cure the failure within thirty (30) days and diligently and continuously proceeds to complete the cure as soon as reasonably possible, but in no event later than ninety (90) days, or (iii) if the Premises be vacated or abandoned; or (iv) if Tenant makes a general assignment for the benefit of its creditors and becomes unable to pay its debts as they become due in the normal course, or shall file a petition for bankruptcy or other reorganization, liquidation, dissolution or similar relief; or (v) a proceeding is filed against Tenant seeking any relief mentioned in (iv) above unless the same is dismissed within sixty (60) days; or
(vi) a trustee, receiver or liquidator shall be appointed for Tenant or a substantial part of its property where possession is not restored to Tenant within sixty (60) days; or (vii) if Tenant's lease interest is sold under execution, then any such events shall constitute a breach of this Lease and Landlord may, at Landlord's option, exercise any or all rights available to a Landlord under the laws of the State of California, including, without limitation, the right to do any of the following:

            (a) Terminate the Lease and recover:

                  (i) The worth at the time of award of unpaid rent and other charges which had been earned at the time of such termination; plus

                  (ii) The worth at the time of the award of the amount by which the unpaid rent and other charges which would have been earned after termination until the time of award exceeds the amount of such rental loss which Tenant proves could have been reasonably avoided; plus

                  (iii) The worth at the time of award of the amount by which the unpaid rent and other charges for the balance of the Term of this Lease after the time of award exceeds the amount of such rental loss which Tenant proves reasonably could be avoided; plus

                  (iv) Any other amount necessary to compensate Landlord for all the detriment proximately caused by Tenant's failure to perform its obligation under this Lease or which in the ordinary course of things would be likely to result therefrom, including but not limited to the cost of restoring the Premises to the condition required in Article 7.5 of this Lease; plus

                  (v) At Landlord's election, such other amounts in addition to or in lieu of the foregoing as may be permitted from time to time by applicable law.

            (b) Utilize the remedy described in California Civil Code Section 1951.4 (Landlord may continue this Lease in effect after Tenant's breach and abandonment and recover rent as it becomes due, if Tenant has the right to sublet or assign, subject only to reasonable limitations), as follows:

                  (i) Landlord can continue this Lease in full force and effect without terminating Tenant's right of possession, and Landlord shall have the right to collect rent and other monetary charges when due and to enforce all other obligations of Tenant hereunder. Landlord shall have the right to enter the Premises to do acts of maintenance and preservation of the Premises, to make alterations and repairs in order to relet the Premises, and/or to undertake other efforts to relet the Premises. Landlord may also remove personal property from the Premises and store the same in a public or private warehouse at Tenant's expense and risk. No act by Landlord permitted under this paragraph shall terminate this Lease unless a written notice of termination is given by Landlord to Tenant or unless the termination is decreed by a court of competent jurisdiction.

                  (ii) In furtherance of the remedy set forth in this Section , Landlord may relet the Premises or any part thereof for Tenant's account, for such term (which may extend beyond the Lease term), at such rent, and on such other terms and conditions as Landlord may deem advisable in its sole discretion. Tenant shall be liable immediately to Landlord for all costs Landlord incurs in reletting the Premises. Any rents received by Landlord from such reletting shall be applied to the payment of: (a) first, any indebtedness other than rent due hereunder from Tenant to Landlord; (b) second, the costs of such reletting, including brokerage and attorney's fees and the cost of any alterations and repairs to the Premises; and (c) third, the payment of rent due and unpaid hereunder. Any remainder shall be held by Landlord and applied in payment of future amounts as the same become due and payable hereunder. In no event shall Tenant be entitled to any excess rent received by Landlord after a breach of this Lease by Tenant and the exercise of Landlord's remedies hereunder. If the rent from such reletting during any month is less than the rent payable hereunder, Tenant shall pay such deficiency to Landlord immediately upon demand.

      14.2 Worth at the Time of Award. As used in Section 14.1(a)(i) and 14.1(a)(ii) above, the "worth at the time of award" shall be computed by allowing interest at the lesser of twelve percent (12%) per annum or the maximum rate permitted by law. As used in Section 14.1(a)(iii), above, the "worth at the time of award" shall be computed by discounting such amount at the discount rate of the Federal Reserve Bank of San Francisco at the time of award plus one percentage point per annum.

      14.3 Notification of Reletting. In the event Landlord terminates this Lease pursuant to Section 14.1(a) above, and Tenant has made an advance payment of rent as defined in California Civil Code Article 1951.7, and Tenant has requested in writing that Landlord notify it of any initial reletting of Premises, then and only then must Landlord notify Tenant pursuant to California Civil Code Article 1951.7(c) that the Premises have been relet.

      14.4 Right of Landlord to Re-Enter. In the event of any termination of this Lease, Landlord shall have the immediate right to enter upon and repossess the Premises, and any personal property of Tenant may be removed from the Premises and stored in any public warehouse at the risk and expense of Tenant.

      14.5 Landlord's Right to Pursue Other Remedies. In the event of any breach of this Lease, Landlord may pursue any of the foregoing remedies, and Landlord may consecutively or concurrently therewith pursue any other remedy or enforce any right to which Landlord may be entitled by law.

      14.6 Landlord's Default. Landlord's failure to perform any of its obligations under this Lease shall constitute a default by Landlord under this Lease if the failure continues for thirty (30) days after written notice of the failure from Tenant to Landlord. If the required performance cannot be completed within thirty (30) days, Landlord's failure to perform shall not constitute a default if Landlord undertakes to cure the failure within such thirty (30) day period and thereafter diligently pursues such cure to completion.

                            ARTICLE 15. SUBORDINATION

      15.1 This Lease and the leasehold estate created hereby are and shall be, at the option and upon written declaration of Landlord, subject, subordinate and inferior to the lien and estate of any liens, trust deeds and encumbrances, and all renewals, extensions or replacements thereof, now or hereafter imposed by Landlord upon the Premises or any part of the Building. Landlord hereby expressly reserves the right, at its option and declaration, to place liens, trust deeds and encumbrances upon and against the Premises and/or any part thereof and/or the Building, superior in lien and effect to this Lease and the estate created hereby. The execution by Landlord and the recording in the Office of the County Recorder of the county in which the Premises are situated, of a declaration that this Lease and leasehold estate are subject, subordinate and inferior to any lien, trust deed or encumbrance placed by Landlord upon or against the Premises, and/or any part thereof and/or the Building, shall, of and by itself (in favor of any lienor, mortgagee, beneficiary, trustee or title insurance company insuring the interest of any such person) and without further notice to or act or agreement of Tenant, make this Lease and the estate created hereby subject, subordinate and inferior thereto. Notwithstanding the foregoing, Tenant agrees, on request of Landlord, to forthwith execute and acknowledge any reasonable subordination agreement or other documents required to establish of record the priority of any such encumbrance over this Lease, and also to execute and deliver to Landlord, promptly on request, any reasonable estoppel certificate or other statement to be furnished to any prospective purchaser or lender against the Premises stating the matters specified in Article 27 hereof.

      15.2 In the event any proceedings are brought for foreclosure, or in the event of the exercise of the power of sale under any mortgage or deed of trust made by the Landlord covering the Premises, the Tenant shall attorn to the purchaser upon any such foreclosure or sale and recognize such purchaser as the Landlord under this Lease. Tenant's obligations to provide a subordination agreement or other documents pursuant to Section 15.1 or to attorn to the purchaser under this Section 15.2 shall be conditioned upon the lender executing and delivering to Tenant a commercially reasonable non-disturbance agreement.

      15.3 The provisions of this Article to the contrary notwithstanding, and so long as Tenant is not in default hereunder, this Lease shall remain in full force and effect for the full term hereof.

      15.4 Landlord agrees to use reasonable best efforts to obtain and deliver to Tenant a commercially reasonable non-disturbance agreement from any lender with a lien on the Building senior to this Lease.

                           ARTICLE 16. ATTORNEY'S FEES

      In case any suit shall be brought for any unlawful detainer of the Premises, for the recovery of any Rent due under this Lease, or because of the breach or alleged breach of any other covenant herein contained on the part of either party to be kept or performed, the prevailing party shall recover from the non-prevailing party all reasonable costs and expenses incurred therein, including reasonable attorney's fees, and reasonable attorney's fees and expenses incurred in enforcing any judgment. Further, if for any reason Landlord consults legal counsel or otherwise incurs any costs or expenses as a result of its rightful attempt to reasonably enforce the provisions of this Lease, even though no litigation is commenced, or if commenced is not pursued to final judgment, Tenant shall be obligated to pay to Landlord, in addition to all other amounts for which Tenant is obligated hereunder, all of Landlord's reasonable costs and expenses incurred in connection with any such acts, including reasonable attorneys' fees.

                      ARTICLE 17. ASSIGNMENT AND SUBLETTING

      17.1 Landlord's Consent Required. The purpose of this Lease is to transfer possession of the Premises to Tenant for Tenant's personal use and Tenant has not entered into this Lease for the purpose of obtaining the right to convey the leasehold to others. The ability of Tenant to assign or sublet the Premises is subsidiary and incidental to the underlying purpose of this Lease. Tenant will not, either voluntarily or by operation of law, assign, transfer, mortgage, pledge, hypothecate or encumber this Lease or any interest herein, and will not sublet the Premises or any part thereof or any right or privilege appurtenant thereto, or allow any other person (the employees, agents, servants and invitees of Tenant excepted) to occupy or use the Premises or any portion thereof, without the prior written consent of Landlord, which consent will not be unreasonably withheld or delayed. If Tenant is a partnership or corporation, any cumulative transfer of more than fifty percent (50%) of the partnership interests, or fifty percent (50%) of the voting stock (unless Tenant's stock is publicly traded on a nationally recognized exchange), as the case may be, will be deemed to be an assignment by Tenant of this Lease which assignment requires the prior written consent of Landlord. Tenant shall have the right without Landlord's consent (but with prior written notice to Landlord) to enter into an assignment or sublease with any entity controlling or controlled by Tenant or any entity succeeding to substantially all of the assets of Tenant as a result of a consolidation or merger, or any entity to which all or substantially all of the assets of Tenant have been sold, provided that on or before the effective date of any such transfer, the assignee, sublessee or transferee executes and delivers to Landlord an assignment and assumption agreement in form and content satisfactory to Landlord and executed by Tenant and such assignee, sublessee or transferee, as the case may be and that the assignee, sublessee or transferee has a net worth on the date of the assignment equal to or greater than Tenant's net worth on the date of this Lease. Landlord's consent shall not be required for any transfer of the stock of Tenant so long as Tenant's stock is publicly traded on a nationally recognized exchange.

      Any transfer or subletting attempted or concluded without Landlord's prior written consent will be void and will constitute a default under this Lease. Consent by Landlord to any transfer (including, but not limited to, an assignment or subletting), shall be limited to the particular transfer approved by Landlord and shall not be deemed to be Landlord's consent to any subsequent transfer. Tenant acknowledges Landlord shall have no obligation to sublessees and Tenant agrees to be responsible for such parties' compliance with all rules, regulations, and other covenants.

      17.2 Landlord's Election. Tenant's request for consent to any transfer, described in Section 17.1 above must be accompanied by a written statement setting forth the details of the proposed transfer, including the name, type of business and financial condition (supported by financial statements) of the prospective transferee, financial details of the proposed transfer (e.g. the terms of the transaction, the rent and security deposit payable under any assignment or sublease), copies of all agreements and other writings pertaining in any way to the proposed transfer. Tenant, in addition to the foregoing information which must be delivered to Landlord at the time Tenant requests Landlord's consent to the proposed transfer, shall deliver to Landlord any additional information concerning the proposed transfer or prospective transferee as Landlord may reasonably request. Landlord will have the right (i) to reasonably withhold consent; or (ii) to grant written consent to the transfer. Within fifteen (15) business days after submission of all required information for the request for consent of proposed transfer, Landlord shall give notice to Tenant of its election under this Section . If Landlord fails to give such notice, Landlord shall be presumed to have denied Tenant's request for such proposed transfer.

      17.3 Withholding Consent. Under Section 17.2(i), Landlord may withhold its consent to the proposed transfer on any reasonable ground. Such reasonable grounds shall include, without limitation, any one or more of the following:

                  (i) That the prospective transferee's financial condition is or may become insufficient to support all of the financial and other obligations of this Lease;

                  (ii) That the use to which the Premises will be put by the prospective transferee is inconsistent with the terms of this Lease or other existing leases or is otherwise not suitable for a first class office building;

                  (iii) That the nature of the prospective transferee's proposed or likely use of the Premises would involve any increased risk of the use, release or mishandling of hazardous materials;

                  (iv) That the prospective transferee is not likely to conduct on the Property a business of a quality substantially equal to that conducted by other typical businesses operating within the Scientific Research Zoning Ordinance;

                  (v) That Landlord has not received assurances acceptable to Landlord in its sole discretion that all past due amounts owing from Tenant to Landlord (if any) will be paid and all other defaults on the part of Tenant (if any) will be cured prior to the effectiveness of the proposed transfer.

      If Landlord withholds its consent to the proposed transfer pursuant to
Section 17.2(i), and if Tenant shall so request in writing, Landlord shall provide to Tenant a statement of the basis on which Landlord denied its consent within a reasonable time after the receipt of Tenant's notice. Tenant acknowledges and agrees that each of the rights of Landlord in the event of proposed transfer set forth in this Article is a reasonable restriction on transfer for purposes of California Civil Code Section 1951.4.

      17.4 Tenant's Obligations Continuing. No transfer within the scope of this Article, whether with or without Landlord's consent, will release Tenant or change Tenant's primary liability to pay Rent and to perform all other obligations of Tenant under this Lease. Landlord's acceptance of Rent from any other person is not a waiver of any provision of this Section . If Tenant's transferee defaults under this Lease, Landlord may proceed directly against Tenant without pursuing remedies against the transferee. Landlord may consent to subsequent assignments or modifications of this Lease by Tenant's transferee, without notifying Tenant or obtaining its consent, and such action will not relieve Tenant of its liability under this Lease.

      17.5 Excess Rental. With respect to any sublease entered into by Tenant with Landlord's consent as herein provided, if the rent and other compensation paid by the subtenant to Tenant under such sublease, and all agreements and other instruments pertaining in any way thereto, exceeds the Rent being paid by Tenant to Landlord computed on a square foot basis (i.e., the amount by which the rent and other compensation being paid by the subtenant to Tenant exceeds the Rent being paid by Tenant to Landlord under this Lease for each square foot leased by such subtenant) then Landlord will be entitled to fifty percent (50%) of such excess ("Excess Rent") and Tenant will pay to Landlord such Excess Rent within five (5) days after receipt by Tenant of the same. If Tenant receives any fee, bonus or other payment (whether payable in one or more installments) from any assignee or sublessee as partial consideration for the making of such sublease or assignment ("Bonus Payment"), fifty percent (50%) of such Bonus Payment shall be paid over to Landlord as additional rent hereunder. Notwithstanding the foregoing, any Excess Rent or Bonus Payment shall be determined after deducting the amount of out-of-pocket expenses actually incurred by Tenant for reasonable and customary brokerage commissions, attorneys' fees, tenant improvements, monetary and non-monetary lease concessions (including free rent) or other expenses in connection with sublease or assignment provided Tenant delivers sufficient evidence of such expenses to Landlord.

      17.6 Security Interest. Tenant immediately and irrevocably assigns to Landlord as security for Tenant's obligations under this Lease all rent from any subletting of all or a part of the Premises as permitted by this Lease, and Landlord as assignee and as attorney-in-fact for Tenant, or a receiver for Tenant appointed on Landlord's application, may collect such rent and apply it toward Tenant's obligations under this Lease; except that, until the occurrence of an event of default by Tenant, Tenant will have the right to collect such rent.

      17.7 Transfer Fee. In the event Tenant requests Landlord's consent to a sublease or assignment hereunder, Tenant shall reimburse Landlord for all attorney's fees incurred by Landlord in connection with review and preparation of documents in connection with such sublease or assignment and will pay Landlord a reasonable fee, not to exceed $250, for Landlord's processing of documents necessary to the giving of such consent and/or assumption by the assignees.

                               ARTICLE 18. PARKING

      Landlord shall maintain approximately 3.25 parking spaces per 1,000 rentable square feet within the Project, and Tenant shall have the right, in connection with its use and occupancy of the Premises, to use its Pro-Rata Share of such spaces on a non-reserved basis. Other than payments of Rent required hereunder, Tenant shall have the right to use such parking spaces at no additional cost. Tenant may elect to have Landlord stripe five (5) visitor parking spaces and seven (7) car pool spaces directly in front of the north entrance to the Building at Landlord's expense. Such striped parking spaces will be part of Tenant's Pro-Rata Share of parking spaces.

                               ARTICLE 19. NOTICES

      19.1 Manner of Service. All notices, demands or requests from one party to another shall be personally delivered or sent by mail, certified or registered, postage prepaid, to the address stated in this Article.

      19.2 Notice of Landlord. All such notices, demands or requests from Tenant to Landlord shall be given to Landlord, addressed as follows:

            Professors Fund I, as Managing Agent for All Spectrum Services, Inc.
            Attn.:  Elizabeth J. Clarquist
            6170 Cornerstone Court East, Suite 140
            San Diego, CA 92121
          with copy to: Luce, Forward, Hamilton & Scripps LLP
                        Attn.:  David M. Hymer
                        600 West Broadway, 26th Floor
                        San Diego, CA 92101

      Landlord may change its address for notices by giving written notice of such change to Tenant in the manner provided by this Article 19.

      19.3 Notice to Tenant. All such notices, demands or requests from Landlord to Tenant shall be given to Tenant, addressed, if prior to the Commencement Date, to Tenant's Notice Address and, after the Commencement Date, to the Premises.

                       ARTICLE 20. HOLDING OVER BY TENANT

      Tenant agrees upon the expiration or termination of this Lease, immediately and peaceably to yield up and surrender the Premises, notice to quit or vacate is hereby expressly waived. Tenant shall be liable to Landlord for any and all damages incurred by Tenant as the result of any failure by Tenant, timely, to surrender possession of the Premises as required herein. If Tenant shall hold over after the expiration of this Lease for any cause, such holding over shall be deemed a tenancy at sufferance or, at the sole discretion of Landlord, a tenancy from month-to-month only, in which event such month-to-month tenancy shall be upon the same terms, conditions and provisions as in this Lease contained, 125% of the monthly Rent as was in effect immediately prior to the termination.

                               ARTICLE 21. WAIVER

      One or more waivers by Landlord of any breach of any covenant or condition shall not be construed as a waiver of a subsequent or continuing breach of the same or of any covenant or condition, and the consent or approval by Landlord to any act by Tenant requiring Landlord's consent or approval shall not be deemed to waive or render unnecessary Landlord's consent or approval to or of any subsequent act. No waiver of any provision of this Lease shall be deemed to have been made, unless it be in writing and signed by the party to be charged therewith.

                      ARTICLE 22. LANDLORD'S RIGHT OF ENTRY

      Landlord and its agents may enter upon the Premises at any time in cases of emergency and otherwise at any reasonable time during normal business hours after reasonable notice to Tenant and with Tenant's supervision to post such notices as Landlord may deem necessary to exempt Landlord and Landlord's title from responsibility on account of any work or repairs done by Tenant upon or in connection with the Premises; to inspect and examine the Premises and see that the covenants hereof are being kept and performed; to make such repairs, additions or improvements as Landlord shall deem necessary; or, to exhibit the Premises to prospective lessees or purchasers thereof provided that Landlord shall use reasonable efforts not to unreasonably interfere with Tenant's business operations.

                         ARTICLE 23. TIME OF THE ESSENCE

      Time is expressly declared to be of the essence of this Lease, and of all covenants and conditions herein contained.

                       ARTICLE 24. SUCCESSORS AND ASSIGNS

      The covenants and conditions herein contained shall, subject to the provisions of Article 17 and this Article, apply to and bind the heirs, successors, executors, administrators and assigns of the respective parties hereof. If this Lease is signed by more than one person as Tenant, their obligation shall be joint and several.

      Landlord may freely and fully assign its interest hereunder. The term "Landlord" shall mean only the owner at the time in question of the Building or of a lease of the Building, so that in the event of any transfer or transfers of title to the Building or of Landlord's interest in a lease of the Building, the transferor shall be and hereby is relieved and freed of all obligation of Landlord under this Lease accruing after such transfer, and it shall be deemed, without further agreement, that such transferee has assumed and agreed to perform and observe all obligations of Landlord herein during the period it is the holder of Landlord's interest under this Lease. Tenant shall attorn to and recognize as its landlord under this Lease any transferee of the Building or Landlord's interest hereunder. In any event, Tenant shall look only to Landlord's estate and property in the Building and the land on which it is located for satisfaction of Tenant's remedies for the collection of a judgment (or other judicial process) requiring the payment of money by Landlord in the event of any default by Landlord hereunder, and no other property or assets of Landlord or its officers, directors, agents, employees, affiliates, partners or principals, disclosed or undisclosed, shall be subject to levy, execution or other enforcement procedure for the satisfaction of Tenant's remedies under or with respect to this Lease, the relationship of Landlord and Tenant hereunder or Tenant's use or occupancy of the Premises, and no such parties shall be named in any action or suit by Tenant against Landlord.

                            ARTICLE 25. BUILDING NAME

      Tenant shall not use the name of the Building or words to that effect in connection with any business on the Premises without the written consent of Landlord. Landlord may change the name of the Building at any time without consent of or notice to Tenant.

                                ARTICLE 26. KEYS

      Tenant may re-key the Premises at any time provided that Tenant shall provide two (2) copies of each access card and each key to the Premises at the time any re-keying is done.

                        ARTICLE 27. ESTOPPEL CERTIFICATES

      Tenant agrees, at any time and from time to time, upon not less than five
(5) days prior written notice by Landlord, to execute, acknowledge and deliver to Landlord, a statement in writing (i) certifying this Lease is unmodified and in full force and effect, or, if there have been modifications, this Lease is in full force and effect as modified, and stating any such modifications; (ii) certifying that Tenant has accepted possession of the Premises, and that any improvements required by the terms of this Lease to be made by the Landlord have been completed to the satisfaction of the Tenant or if not the case, any discrepancies therefrom; (iii) stating that no rent under this Lease has been paid more than thirty (30) days in advance of its due date or if not the case, any discrepancies therefrom; (iv) stating the address to which notices to Tenant should be sent; (v) certifying that Tenant, as of the date of any such certification, has no charge, lien or claim of set-off under this Lease, or otherwise, against rents or other charges due or to become due hereunder or if not the case, any discrepancies therefrom, and (vi) stating whether or not, to the best of Tenant's knowledge, Landlord is in default in the performance of any covenant, agreement or condition contained in this Lease, and, if so, specifying each such default of which Tenant may have knowledge and (vii) stating such other matters as Landlord may reasonably request. Any such statement delivered pursuant hereto may be relied upon by Landlord, any owner of the Building, any prospective purchaser of the Building, any mortgagee or prospective mortgagee of the building or of Landlord's interest, or any prospective assignee of any such mortgagee.

      Provided Tenant has received written notice of the mailing address of any mortgagee of Landlord, Tenant further agrees that, from the date of execution of this Lease, it will not seek to terminate this Lease by reason of any act or omission of the Landlord, until the Tenant shall have given written notice of such act or omission to Landlord's mortgagee and until a reasonable period of time shall have elapsed following the giving of such notice, during which period of time Landlord's mortgagee shall have the right, but shall not be obligated, to remedy such action or omission.

                            ARTICLE 28. FORCE MAJEURE

      Landlord shall not be required to perform any of its obligations under this Lease, nor be liable for loss or damage for failure to do so, nor shall Tenant thereby be released from any of its obligations under this Lease, where such failure arises from or through acts of God, strikes, lockouts, labor difficulties, explosions, sabotage, accidents, riots, civil commotions, acts of war, results of any warfare or warlike conditions in this or any foreign country, fire and casualty, legal requirements, energy shortage, or causes beyond the reasonable control of Landlord, unless such loss or damage results solely from willful misconduct or negligence of Landlord or its employees. Tenant shall not be required to perform any of its obligations under this Lease, nor be liable for loss or damage for failure to do so, nor shall Landlord be released from any of its obligations under this Lease, where such failure arises from or through such force majeure events that are beyond the reasonable control of Tenant, unless such loss or damage results solely from the willful misconduct or negligence of Tenant or its employees; provided, however, that in no event shall any such force majeure events excuse Tenant's obligations to pay any monetary amounts due under this Lease.

                   ARTICLE 29. NO REPRESENTATIONS BY LANDLORD

      Neither Landlord nor any agent or employee of Landlord, has made any representations or promises, with respect to the Premises or the Building except as herein expressly set forth, and no rights, privileges, easements or licenses are acquired by Tenant except as herein set forth.

                               ARTICLE 30. BROKER

      Tenant and Landlord warrant to each other that there are no other brokerage commissions or fees payable in connection with this Lease except to the Brokers named in Section 1.13 of this Lease, whose commission shall be paid by Landlord. Tenant and Landlord agree to indemnify, defend and hold each other harmless from any cost, liability and expense (including attorney's fees) which the indemnified party may incur as the result of any breach of the warranty contained in this Article 30.

                            ARTICLE 31. ANNOUNCEMENTS

      [Intentionally Omitted]

                            ARTICLE 32. COUNTERPARTS

      This Lease may be executed in two (2) or more counterparts, each of which shall be an original, but all of which shall constitute on and the same instrument.

                       ARTICLE 33. GOVERNING LAW AND VENUE

      This Lease has been negotiated and entered into in the State of California, and shall be governed by, construed and enforced in accordance with the internal laws of the State of California applied to contracts made in California by California domiciliaries to be wholly performed in California. Venue for any action by any party pertaining to this Lease shall be in the appropriate court located in San Diego County, California.

                    ARTICLE 34. CAPTIONS AND INTERPRETATIONS

      Articles, Sections , paragraph titles or other captions contained in this Lease are inserted as a matter of convenience and for reference and in no way define, limit, extend or describe the scope of this Lease or any provision hereof. No provision in this Lease is to be interpreted for or against either party because that party or its legal representative drafted such provision.

                            ARTICLE 35. SEVERABILITY

      If any term, covenant, condition or provision of this Lease is held by a court of competent jurisdiction to be invalid, void or unenforceable, the remainder of the provisions shall remain in full force and effect and shall in no way be affected, impaired or invalidated.

                 ARTICLE 36. LEASE NOT EFFECTIVE UNTIL EXECUTED

      Submission by Landlord of this Lease for examination or signature by Tenant shall not constitute adoption and this Lease shall not become effective until executed by both Tenant and Landlord and delivery made of the fully executed instrument to such parties. The Lease shall not be deemed to be executed by Landlord until signed by an authorized General Partner of Landlord.

                        ARTICLE 37. HAZARDOUS SUBSTANCES

      37.1 Hazardous Substance Restriction. Tenant shall not cause or permit any Hazardous Substance to be used, stored, generated, or disposed of on or in the Premises by Tenant, Tenant's agents, employees, contractors, licensees, or invitees, except for Hazardous Substances used by Tenant in quantities typical for similar uses and in a manner in strict compliance with all federal, state and local laws, ordinances, rules, regulations, statutes, codes and orders ("Environmental Laws"). Tenant, at its sole cost and expense, shall comply with all Environmental Laws relating to the receiving, handling, use, storage, accumulation, transportation, generation, spillage, migration, discharge, release and disposal by or on behalf of Tenant of any Hazardous Substance in, on, under or about the Premises. If Hazardous Substances are used, stored, generated, or disposed of on or in the Premises in violation of the foregoing sentence, or if the Premises become contaminated in any manner due to an act or omission of Tenant, Tenant's agents, employees, contractors, licensees or invitees, Tenant shall indemnify, defend and hold harmless Landlord from any and all claims, damages, fines, judgments, penalties, costs, liabilities, or losses (including, without limitation, a decrease in value of the Premises, damages caused by loss or restriction of rentable or usable space), or any damages caused by adverse impact on marketing of the space, and any and all sums paid for settlement of claims, litigation expenses, reasonable attorney's fees, reasonable consultation, and reasonable expert fees of whatever kind or nature, known or unknown, contingent or otherwise arising therefrom. This indemnification includes, without limitation, any and all costs incurred because of any investigation of the site or any cleanup, removal, or restoration mandated by a federal, state, or local agency or political subdivision. Without limitation of the foregoing, if Tenant caused or permits the presence of any Hazardous Substances on the Premises and that results in contamination, Tenant shall promptly, at its sole expense, take any and all actions necessary to remediate any such Hazardous Substance and return the Premises to a condition that fully complies with all Environmental Laws. Tenant shall first obtain Landlord's approval for any such remedial action. The provisions of the paragraph 37.1 shall be in addition to any other obligations and liabilities Tenant may have to Landlord under this Lease or at law or equity and shall survive the transactions contemplated herein and shall survive the termination of this Lease.

      37.2 Hazardous Substance Defined. As used in Section 37.1, "Hazardous Substance" means any substance that is toxic, ignitable, reactive, or corrosive and that is regulated by any local government, the State of California, or the United States Government. "Hazardous Substance" includes any and all material or substances that are defined as "hazardous waste", "extremely hazardous waste", or a "hazardous substance" or similar term pursuant to state, federal, or local governmental law now or hereafter enacted. "Hazardous Substance" includes, but is not restricted to, asbestos, polychlorobiphenyls ("PCB's), and petroleum products.

      37.3 Landlord Indemnity. Landlord represents that, to Landlord's actual knowledge, without duty of inquiry or investigation, except as set forth in the Phase I environmental assessment of the Premises dated April 17, 1996, prepared by Douglas K. Eilar and previously provided to Tenant (the "Phase I"), as of the Commencement Date it is unaware of any Hazardous Substances present in, on, or under the Project in violation of Environmental Laws except as disclosed by the Phase I. Landlord agrees to indemnify, defend and hold Tenant harmless from and against any and all claims, damages, fines, judgments, penalties, costs, liabilities or losses and expenses (including reasonable attorneys' fees and consultant and expert fees) arising from or relating to Hazardous Substances present within, on or under the Premises in violation of applicable laws prior to the Commencement Date, excluding, however, any Hazardous Substances brought onto the Premises by Tenant or any of its agents, employees or contractors.

                        ARTICLE 38. RULES AND REGULATIONS

      Tenant agrees to abide by all rules and regulations of the building imposed by Landlord as set forth in Exhibit "B" attached to the Lease, as the same may be reasonably changed from time to time upon reasonable notice to Tenant provided they do not conflict with this Lease. Any violation of such Rules and Regulations which continues after written notice by Landlord shall constitute a default by Tenant, subject to the cure period set forth in Section 14.1(ii). Landlord shall enforce the rules and regulations in a non-discriminatory manner. Landlord shall not be liable for the failure of any Tenant, or its servants, employees, agents, contractors, licensees or invitees to conform to and comply with such rules and regulations.

                          ARTICLE 39. ENTIRE AGREEMENT

      This Lease constitutes the entire agreement between the parties hereto pertaining to the subject matter hereof, and no oral statements or representations or prior written matter not contained or referred to herein shall have any force or effect. This Lease fully supersedes any and all prior understandings, representations, warranties and agreements between the parties hereto, or any of them, pertaining to the subject matter hereof, and may be modified only by written agreement, signed by all of the parties hereto.

       ARTICLE 40. SUBORDINATION, NON-DISTURBANCE AND ATTORNMENT AGREEMENT

      Tenant shall execute a Subordination, Non-Disturbance and Attornment Agreement substantially in the form attached hereto as Exhibit C upon Landlord's request.

                     ARTICLE 41. RIGHT OF FIRST NEGOTIATION

      Provided Tenant is in occupancy and is leasing the entire Premises and provided Tenant is not in default of the terms and conditions of this Lease, Tenant shall have a first right of negotiation on the terms and conditions described below on all available space within the Project, subject to any existing renewal, expansion or similar rights of existing tenants. In the event Landlord receives an offer to lease any said available space that Landlord intends to accept, Landlord shall notify Tenant of such offer. If Tenant delivers written notice of Tenant's exercise of the right of first negotiation within two (2) business days after delivery of Landlord's notice, Landlord and Tenant shall meet and attempt negotiate in good faith terms which are acceptable to the parties, each in their sole and absolute discretion. If, within fifteen
(15) days after Landlord's notice of an offer to Tenant, the parties have not entered into a lease agreement for any expansion, or Tenant does not elect to exercise its first right of negotiation within two (2) business days after delivery of Landlord's notice, then Landlord shall have the absolute right at any time within six (6) months thereafter to lease such space free of any rights of Tenant, provided that Tenant's right of first negotiation shall apply to such space if it again becomes available at the end of such lease.

                           ARTICLE 42. OPTION TO RENEW

      42.1 Grant of Option. Landlord hereby grants to Tenant one (1) option (the "Option") to renew the Term for a period of two (2) years (the "Extension"). During any Extension, the terms and conditions set forth in this Lease shall apply, except that Basic Rent for the Extension shall be adjusted to an amount equal to the prevailing market rate on the commencement date of such Extension. The Option shall be exercised only by written notice delivered to Landlord at least six (6) months, but not more than twelve (12) months, before the expiration of the initial Term of this Lease. If Tenant fails to timely deliver written notice of exercise of any Option to Landlord, the Option shall lapse, and Tenant shall have no further right to extend the Term of this Lease. If

Tenant so exercises the Option, then, effective on the commencement date of the applicable Extension, all references herein to the Term of this Lease shall include such Extension, except for references to the "initial Term."

      42.2 Prevailing Market Rate. The term "prevailing market rate" shall mean the prevailing market rate on the commencement date of the applicable Extension
(i) for leases for a comparable term to the Extension of comparable space within the Project or (ii) if no such comparable leases have been entered into during the prior twelve (12) months, for leases for a term equal to the term of the Extension of comparable space within similar buildings within the City of San Diego Scientific Research Zoning Ordinance, entered into during the preceding twelve (12) months, in either case giving appropriate consideration to rental rates per rentable square foot, rental escalations, rental abatements, tenant improvement allowances and other terms that would directly affect the economic terms of a Lease. Landlord and Tenant shall commence negotiation of the prevailing market rate within fifteen (15) days after Tenant delivers a written notice to Landlord of its exercise of an Option. If Landlord and Tenant do not agree, after good faith negotiations, within twenty (20) days, then each party shall submit to the other a proposal containing the prevailing market rate the submitting party believes to be correct ("Extension Proposal"). If either party fails to timely submit an Extension Proposal, the other party's submitted proposal shall determine the Basic Rent for the Extension.

      42.3 Determination. If both parties submit Extension Proposals, then Landlord and Tenant shall meet within seven (7) days after delivery of the last Extension Proposal and make a good faith attempt to mutually appoint a certified MAI real estate appraiser who shall have been active full-time over the previous ten (10) years in the appraisal of comparable properties located in the San Diego area. If Landlord and Tenant are unable to agree upon a single appraiser, then each shall, within ten (10) days after the meeting, select an appraiser that meets the foregoing qualifications. The two (2) appraisers so appointed shall, within five (5) days after their appointment, appoint a third appraiser meeting the foregoing qualifications. The determination of the appraiser(s) shall be limited solely to the issue of whether Landlord's or Tenant's Extension Proposal most closely approximates the prevailing market rate. The decision of the single appropriate or of the appraiser(s) shall be made within thirty (30) days after the appointment of a single appraiser or the third appraiser, as applicable. The appraiser(s) shall have no authority to create an independent structure of prevailing market rate or prescribe or change any or several of the components or the structure of the prevailing market rate; the sole decision to be made shall be which of the parties' Extension Proposals shall determine the prevailing market rate for the Extension. The decision of the single appraiser or majority of the three (3) appraisers shall be binding upon the parties. If either party fails to appoint an appraiser within the time period specified above, the appraiser appointed by one of them shall reach a decision which shall be binding upon Landlord and Tenant. The cost of the appraisals shall be paid equally by Landlord and Tenant. If the prevailing market rate is not determined by the first day of the Extension, then Tenant shall pay Landlord Basic Rent in an amount equal to the Basic Rent in effect immediately prior to the Extension until such determination is made. After the determination of the prevailing market rate, the parties shall make any necessary adjustments to such payments made by Tenant.

      42.4 Conditions to Exercise. Tenant's exercise of the Renewal Option(s) shall be subject to the express conditions that (i) at the time of exercise, and through the commencement of the Extension, Tenant shall not be in default hereunder beyond any applicable notice and cure period and (ii) Tenant has not been ten (10) or more days late in the payment of rent more than a total of three (3) times during the term of this Lease. The Option is personal to Tenant and cannot be transferred without Landlord's consent in accordance with this Lease except to an assignee pursuant to an assignment that does not require Landlord's consent under this Lease. In addition, Tenant may not exercise the Renewal Option(s) unless it then occupies at least fifty percent (50%) of the Premises.

                           ARTICLE 43. QUIET ENJOYMENT

      Provided Tenant has performed all of the terms, covenants, agreements and conditions of this Lease, including the payment of Rent, to be performed by Tenant, Tenant shall peaceably and quietly hold and enjoy the Premises for the term hereof, without hindrance from Landlord or any party claiming under or through Landlord, subject to the terms and conditions of this Lease.

                                   LANDLORD:

                                   PROFESSORS FUND I, L.P., AN ARIZONA LIMITED
                                   PARTNERSHIP, MANAGING AGENT FOR ALL
                                   SPECTRUM SERVICES, INC., A CALIFORNIA
                                   CORPORATION


                                   BY: /S/ ELIZABETH J. CLARQUIST
                                       -----------------------------------------
                                       ELIZABETH J. CLARQUIST, GENERAL PARTNER

                                   TENANT:

                                   IDEC PHARMACEUTICALS CORPORATION,
                                   A CALIFORNIA CORPORATION


                                   BY: /S/ PHILLIP M. SCHNEIDER
                                       -----------------------------------------

                                   TITLE: VICE PRESIDENT
                                          --------------------------------------

                                    EXHIBIT A

                               PREMISES FLOOR PLAN

                                  EXHIBIT A-1

                       Legal Description of Real Property


Parcel A:

Parcel 1 of Parcel Map No. 12041, in the City of San Diego, County of San Diego, State of California, filed in the Office of the County Recorder of San Diego County, April 2, 1982 as File No. 82-090385, of Official Records.

Parcel B:

An easement and right of way for ingress and egress, road and utility purposes, including but not limited to electric power, telephone, gas, water, sewer and cable television lines and appurtenances thereto, over, under, along and across those certain strips of land being 30.00 feet and 40.00 feet in width, the center line of said strips being described as follows:

Commencing at the Northeasterly corner of Parcel 2 of Parcel Map No. 12041, in the county of San Diego, State of California, filed in the Office of the County Recorder of San Diego, April 2, 1982 as File No. 82-090385, of Official Records; thence South 64 (degrees) 19 (feet) 32 (inches) West 158.61 feet to the True Point of Beginning of said 30.00 foot strip; thence continuing South 64 (degrees) 19 (feet) 32 (inches) West 25.00 feet; thence South 14 (degrees) 42 (feet) 19 (inches) West 248.58 feet, to a point being the termination of said 30.00 foot strip, said point also being the beginning of said 40.00 foot strip; thence South 19 (degrees) 02 (feet) 41 (inches) East 393.00 feet to a point in the South line of said Parcel Map No. 12041, said point also being the point of termination.

EXCEPTING THEREFROM that portion lying within Parcel A above.

                                    EXHIBIT B

                              RULES AND REGULATIONS

      Any violation of these rules and regulations, which continues after written notice by Landlord, shall constitute a default by Tenant, subject to the cure period set forth in Section 14.1(ii) of the Lease.

      Landlord may upon request by Tenant, waive the compliance by Tenant with any of the following rules and regulations, providing that (i) no waiver shall be effective unless signed by Landlord or Landlord's authorized agent, (ii) any such waiver shall not relieve Tenant from the obligation to comply with such rule or regulation in the future unless expressly consented to, in writing, by Landlord, and (iii) no waiver granted to any other tenant shall relieve Tenant from the obligation of complying with the following rules and regulations unless Tenant has received a similar waiver in writing from Landlord.

1. Landlord shall have the right to control and operate the public portions of the Building, and the facilities furnished for the common use of the tenants, in such manner as Landlord deems best for the benefit of the tenants generally. Tenant shall not permit the visit to the Premises of persons in such numbers or under such conditions as to interfere with the use and enjoyment by other tenants of the entrances, corridors, elevators and other public portions or facilities of the Building.

2. The directory board at the entrance to the Building is provided for the exclusive display of the name and location in the Building of each tenant, and Landlord reserves the right to exclude any other name therefrom, and to make a charge for each and every name in addition to the name of Tenant, placed on the directory board at the request of Tenant.

3. The water and janitor closets and other plumbing fixtures shall not be used for any purpose other than those for which they were constructed, and no sweepings, rubbish, rags, or other substances shall be thrown therein. All damages resulting from any misuse of the fixtures by Tenant or its servants, employees, agents, visitors or licensees shall be borne by Tenant.

4. Tenant shall see that the doors of the Premises are closed and securely locked before leaving the Premises, and must observe strict care and caution that all water faucets or water apparatus are shut off before Tenant or Tenant's employees leave and that all electricity shall likewise be carefully shut off, so as to prevent waste or damage, and for any default or carelessness Tenant shall make good all injuries sustained by other tenants or occupants of the Building or Landlord.

6. Tenant shall not install or use any machinery in the Premises which may cause any unreasonable noise, jar or tremor to the floors or walls, or which by its weight might injure the floors of the Building. Landlord may restrict the weight, size and position of all files, safes and heavy equipment used in the Building, and may require such items to be mounted on a wood or metal base acceptable to Landlord. All damage to the Building caused by installing or removing any safe, furniture, equipment or other property shall be repaired at the expense of Tenant.

11. Landlord reserves the right to exclude from the Building any person who, in the judgment of the Landlord, is intoxicated or under the influence of liquor or drugs or who is not known or does not property identify himself to the Building management or watchman on duty. landlord may, at its option, require all persons admitted to or leaving the Building during secured hours to register with Building security guards. Each tenant shall be responsible for all persons for whom he authorizes entry into the Building, and shall be liable to Landlord for all acts of such persons.

12. Canvassing, soliciting or peddling in the Building is prohibited and Tenant shall cooperate to prevent same.

13. Landlord shall have the right to prohibit any advertising by Tenant which in Landlord's opinion tends to impair the reputation of the Building or its desirability as a Building for offices, and upon written notice from Landlord, Tenant shall refrain from or discontinue such advertising.

14. Tenant shall not install blinds, shades, awnings or other form of inside or outside window coverings, or window ventilators or similar devices without the prior written consent of Landlord.

15. Tenant shall give Landlord prompt notice of any accidents to or defects in the water pipes, gas pipes, electric lights and fixtures, heating apparatus or any other service equipment in the Premises or Building.

19. The smoking of cigarettes or use of cigarettes or use of tobacco products in any form whatsoever is prohibited with the confines of the Premises.

20. Landlord reserves the right, from time to time, to make amendments to the foregoing rules and regulations by giving notice to Tenant provided such amendments do not conflict with the Lease.

                                   LANDLORD:

                                   PROFESSORS FUND I, L.P., AN ARIZONA LIMITED
                                   PARTNERSHIP, MANAGING AGENT FOR ALL
                                   SPECTRUM SERVICES, INC., A CALIFORNIA
                                   CORPORATION


                                   BY: /S/ ELIZABETH J. CLARQUIST
                                       -----------------------------------------
                                       ELIZABETH J. CLARQUIST, GENERAL PARTNER


                                   TENANT:

                                   IDEC PHARMACEUTICALS, CORPORATION,
                                   A CALIFORNIA CORPORATION


                                   BY: /S/ PHILLIP M. SCHNEIDER
                                       -----------------------------------------

                                   TITLE: VICE PRESIDENT
                                         ---------------------------------------